Exhibit 10(iii)

CONSENT OF COUNSEL

I consent to the reference to me under the caption “Legal Matters” contained in the statement of additional information incorporated by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account One, issued through MetLife Investors Insurance Company (File No. 333-51950).

/s/    Richard C. Pearson

Richard C. Pearson, General Counsel

MetLife Investors Insurance Company

Newport Beach, California

November 1, 2004